Exhibit 77(q)

                  Transactions Effected Pursuant to Rule 10f-3

--------------------------- ----------- ------------ --------------------- ------------------------------
Fund                        Issuer      Date of      Broker/Dealer From    Affiliated/Principal
                                        Purchase     Whom Purchased        Underwriter or Syndicate
--------------------------- ----------- ------------ --------------------- ------------------------------
USLICO Asset Allocation     HSBC        6/20/05      HSBC Securities       ING Financial Markets, LLC
Portfolio                   Finance
                            Corp.
--------------------------- ----------- ------------ --------------------- ------------------------------
USLICO Bond Portfolio       HSBC        6/20/05      HSBC Securities       ING Financial Markets, LLC
                            Finance
                            Corp.
--------------------------- ----------- ------------ --------------------- ------------------------------